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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2006

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515, Place Devonshire, Suite 207 Montreal, Quebec, Canada	H4P 2K1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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ITEM 8.01 – OTHER EVENTS

On May 25, 2006, Viropro Inc. CEO Dr. Jean-Marie Dupuy announced that the Company Board of Directors had authorized the creation of a subsidiary to be named Theravax, Inc.

The newly created division of Viropro is aimed at developing and manufacturing therapeutic vaccines for the treatment of patients suffering from cancer or from chronic infections with viruses such as HIV or hepatitis.  The HIV vaccine will be the first product to be developed and marketed.  Its development will be carried out with the assistance and involvement of world leaders in the field of HIV/AIDS. Clinical studies are scheduled to start in Canada in 2007.  This HIV therapeutic vaccine is expected to be marketed in 2010.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

99.1 – Press release, May 25, 2006

99.2 – Press release, correction, June 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

VIROPRO, INC.

/s/ Jean-Marie Dupuy

_______________________________

Jean-Marie Dupuy

CEO, President, Director

Date:  June 19, 2006